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                             STOCK OPTION AGREEMENT
                                       OF
                              TRISTAR CORPORATION



Name of Optionee:           Joseph DeKama

Number of Option Shares:    50,000

Option Price per Share:     $7.5625

Date of Grant:              April 19, 1996

Expiration Date:            The business day next preceding the 7th anniversary
                            of the Date of Grant


       THIS OPTION is granted on the above date (the "Date of Grant") by TRISTAR CORPORATION, a Delaware corporation (the "Company"), to the person named above (the "Optionee"), upon the following terms and conditions:

       1. Grant of Option. The Company grants to the Optionee an option to purchase, on the terms and conditions hereinafter set forth, the number of shares specified above (the "Option Shares") of the Common Stock, $.01 par value per share, of the Company, at the option price per share specified above.

       2. Period of Option. This Option will expire at the close of business on the Expiration Date, except that: (a) if the Optionee dies on or before the Expiration Date, this Option may be exercised by the legal representative of Optionee within three months after the death of the optionee, but in no event later than the Expiration Date; (b) if the Optionee ceases on or before the Expiration Date to be an Employee (as defined below) because his employment is terminated without cause or because of his disability, this Option may be exercised within three months after such termination, but in no event later than the Expiration Date, and (c) if the Optionee ceases on or before the Expiration Date, for any reason other than those stated in (a) and
(b) of this paragraph, to be an Employee, this Option may be exercised within three months after such termination, but in no event later than the Expiration Date, unless the Optionee's employment is terminated for Cause (as such term is defined in Optionee's Employment Agreement with the Company dated April 19,
1996) in which event this Option shall expire at the time Optionee receives notice that his employment is or will be terminated. The term "Employee", as used in this Option, means an executive or key salaried employee (whether or not an officer) of the Company and/or one or more of its subsidiary corporations as defined in Section 424 of the Internal Revenue Code of 1986 ("Code") and regulations thereunder, and corresponding provisions of subsequent laws and regulations.

       Subject to the other provisions of this Option, the Optionee's right to exercise this Option shall take effect immediately upon execution. Once the right to purchase the number of shares has accrued, such shares may be purchased at any time, or in part from time to time, until the Expiration Date.
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       3.     Certain Limitations on Exercise.  No fractional shares may be purchased hereunder.

       4. Employee Status Required. Except as elsewhere herein expressly provided otherwise in Section 2 above, none of the Option Shares may be purchased hereunder unless the Optionee, at the time of the exercise of this Option, is an Employee and has continuously been an Employee since the date hereof. Absence on leave, if approved in writing by an officer of the Company, shall not be considered an interruption or termination of employment for any purpose of this Option to the extent that such absence does not constitute an interruption or termination of the status of the Optionee as an "employee" under the Code and the regulations promulgated thereunder.

       5. Method of Exercise of Option. This Option shall be exercised in and only in the following manner: The Optionee shall on any business day of the Company give written notice to the Company in a form satisfactory to the Company, specifying the number of Option Shares which the Optionee then elects to purchase, accompanied by payment of the full option price of the shares being purchased by check to the order of the Company.

       6. Non-Transferability of Option. This Option shall not be subject to transfer, sale, assignment or pledge by the Optionee otherwise than by will or the laws of descent and distribution, and it shall be exercisable, during the lifetime of the Optionee, only by Optionee.

       7. Termination of Employment. The Optionee has entered into a written employment agreement with the Company. This Option confers no right upon the Optionee with respect to the continuation of the Optionee's employment with the Company or any of its subsidiaries, and shall not alter the rights of the Optionee or the Company with respect to the matters covered in the employment agreement.

       8.     Adjustment Upon the Occurrence of Certain Events.

              (a) In case the Company shall hereafter declare or pay to the holders of its Common Stock one or more dividends in stock of the Company, the Optionee, upon any exercise of this Option, shall be entitled to receive (in addition to the Option Shares purchased upon such exercise and without any payment other than the option price for such shares) such additional share or shares of stock as the Optionee would have received as such dividend or dividends if, from the date of the granting of this Option, he had been the holder of record of the Option Shares so purchased and had not, prior to the date of such exercise, disposed of any of such Option Shares or any shares which he would have received as a stock dividend or dividends stemming from such holding of such Option Shares.

              (b) In case of any reorganization or recapitalization of the Company (by reclassification of its outstanding Common Stock or otherwise), or its consolidation or merger with or into another corporation or the sale, conveyance, lease or other transfer by the Company of all or substantially all of its property, pursuant to which shares of the Company's Common Stock are split up or combined, or changed into or become exchangeable for other shares of stock, the Optionee, upon any exercise of this Option shall be entitled to receive, in lieu of the Option Shares which he would otherwise be entitled to receive upon such exercise and without any payment in addition to the option price therefor, the shares of stock which the Optionee would have received upon such




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reorganization, recapitalization, consolidation, merger, sale or other transfer, if immediately prior thereto he had owned the Option Shares to which such exercise of the Option relates and had exchanged such Option Shares in accordance with the terms of such reorganization, recapitalization, consolidation, merger, sale or other transfer.

              (c) The above provisions of this Section 8 shall similarly apply to successive stock dividends, reorganizations, recapitalizations, consolidations and mergers, and to successive sales, conveyances, leases or other transfers by the Company of all of its property.

              (d) Notwithstanding the foregoing provisions of this Section 8, no adjustment provided for in this Section 8 shall require the Company to sell a fractional share under this Option.

       9. Delivery of Stock Certificates. Upon each exercise of this Option, the Company, as promptly as practicable, shall mail or deliver to the Optionee a stock certificate or certificates representing the shares then purchased, and will pay all stamp taxes payable in connection therewith. The issuance of such shares and delivery of the certificate or certificates therefor shall, however, be subject to any delay necessary to complete (a) the listing of such shares on any stock exchange upon which shares of the same class are then listed, and (b) such registration or other qualification of such shares under any state or federal law, rule or regulation, or the obtaining of such other approval of any governmental authority, as the Company or its legal counsel may determine to be necessary or advisable.

       10. Restrictive Legend. Unless, in the opinion of legal counsel to the Company, such restrictive legend is no longer required, the following legend shall be printed on each certificate representing any Option Shares:

              THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES STATUES, HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO THE DISTRIBUTION THEREOF, AND MAY NOT BE SOLD, PLEDGED OR TRANSFERRED UNLESS THE SALE, PLEDGE OR TRANSFER IS REGISTERED UNDER SUCH ACT OR UNLESS THERE IS FURNISHED AN OPINION OF COUNSEL SATISFACTORY IN FORM AND SUBSTANCE BY THE COMPANY THAT THE REGISTRATION OF SUCH SHARES UNDER SUCH ACT IS NOT REQUIRED.

       11. Notices, Etc. Any notice hereunder by the Optionee shall be given to the Company in writing and such notice and any payment by the Optionee hereunder shall be deemed duly given or made only upon receipt thereof at the Company's principal office in San Antonio, Texas, or at such other address as the Company may designate by notice to the Optionee. Any notice or other communication to the Optionee hereunder shall be in writing and any communication and any delivery to the Optionee hereunder shall be deemed duly given or made if mailed, delivered or made to the Optionee at such address as the Optionee may have on file with the Company or in care of the Company at its principal office in San Antonio, Texas.





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       12.    Effective Date.  This Option shall be deemed granted and
effective on the Date of Grant.

       13. Consideration. The consideration for the granting of this Option is the past and future performance of services by the Optionee. This Option, due to the fluctuating value of the Option Shares and its nontransferability, does not have a readily ascertainable fair market value.


       IN WITNESS WHEREOF, the Company has caused this Option to be executed by its proper corporate officers thereunto duly authorized.



                                         TRISTAR CORPORATION


                                         By:
                                            ------------------------------------
                                         Title:
                                               ---------------------------------




ACCEPTED AND AGREED TO:


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Optionee





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